EXHIBIT 10.1
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                                                                  EXECUTION COPY


                              SEPARATION AGREEMENT

                        AND GENERAL RELEASE OF ALL CLAIMS

     This Separation Agreement and General Release of all Claims (this "AGREEMENT") is entered into by and among BKF Capital Group, Inc. (together with its successors and assigns, "BKF"), Levin Management Co., Inc. (together with its successors and assigns, the "SUBSIDIARY" and together with BKF, the "Companies") on the one hand and Henry Levin (the "MANAGER") on the other and is dated as of December 16, 2005 (the "Effective Date").

     WHEREAS, the Manager has been employed by the Subsidiary as Senior Portfolio Manager;

     WHEREAS, the Companies and the Manager wish to document the terms upon which Manager's employment with the Companies is being terminated on a mutually amicable basis;

     THEREFORE, and in consideration of the promises set forth in this Agreement, the Manager and the Companies (collectively, the "PARTIES" and each, a "PARTY") hereby agree as follows:

1.   ENTIRE AGREEMENT

     This Agreement is the entire agreement between the Manager and the Companies with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Manager and the Companies directly relating thereto. It also supersedes and extinguishes any and all prior oral agreements between either Company and the Manager. For the avoidance of doubt, it does not supercede that certain letter agreement among the Parties and Frank Rango, dated April 19, 2005 (including the term sheet enclosed therewith and its Exhibits) (the "TERM SHEET") (collectively, the "COMPENSATION AGREEMENT"). In that connection, the Parties expressly reaffirm each of the provisions and commitments set forth in the Compensation Agreement, except to the extent that they are expressly modified by this Agreement.

2.   TERMINATION OF EMPLOYMENT; TRANSITION PERIOD.

     A. The Parties hereby agree that any and all appointments the Manager holds with the Companies or any of their respective affiliates or subsidiaries (collectively, the "COMPANY GROUP"), whether as employee, consultant, agent or otherwise, shall cease as of 11:59 p.m. on December 30, 2005 (the "TERMINATION DATE"). Notwithstanding the foregoing, the Parties further agree that, for purposes of determining the payments and benefits to which the Manager is entitled under the Compensation Agreement or otherwise (including, without limitation, payment of his monthly "Draw," provision of employee benefits, and payment of amounts due him under Section 4(a) of the Term Sheet), the Manager's employment shall be treated as having continued through December 31, 2005, and as having then been terminated by him voluntarily (and under no circumstances by the Companies, whether with or without "Cause").

     B. Notwithstanding anything to the contrary in the Term Sheet, the Companies represent and warrant that the 2005 compensation for each of the "Team Members" (as such term is

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defined in the Term Sheet) has been established by Frank Rango and that the Team
Members shall receive such amounts for their 2005 compensation.

     C. Effective as of the Effective Date, the Manager shall have no authority to act on behalf of the Companies or any other member of the Company Group, and shall not hold himself out as having such authority or otherwise act in a management or other decision making capacity.

3.   TERMS OF CERTAIN PAYMENTS AND BENEFITS.

     A. The Manager confirms that the 61,583 restricted stock units granted to him pursuant to a certain Deferred Stock Award Agreement between the Manager and BKF (the "DSA") have vested, and been settled, in shares of BKF common stock, and that he elected (and BKF agreed) to satisfy any required tax withholding obligation with respect to such settlement by having BKF withhold from the settlement that number of shares of BKF common stock having a fair market value equal to the amount of such withholding based upon the applicable minimum withholding rates. The Companies confirm that the shares delivered to the Manager are fully vested and nonforfeitable, are not subject to direct or indirect clawback pursuant to the DSA or otherwise, and were distributed to the Manager pursuant to an effective registration statement filed under the Securities Act of 1933.

     B. The next business day after the expiration of the seven day period in which the Manager may revoke the release given under Section 9 in accordance with Section 9.G. of this Agreement, if the Manager has not so revoked the release, the Companies shall pay to the Manager, by wire transfer to an account identified by the Manager, the sum of $750,000 as an advance against amounts that will otherwise be due to the Manager under Section 4 of the Term Sheet. Unless the Manager has revoked the release given under Section 9 in accordance with Section 9.G., the Manager shall be entitled to the balance of the amounts due to him under Section 4 of the Term Sheet no later than Frank Rango is paid corresponding amounts under such Section. The Manager shall be entitled to prompt access to the books and records of the Companies, and their affiliates, sufficient to confirm that the amounts paid under Section 4 of the Term Sheet have been correctly determined.

     C. The Companies confirm that the Manager (i) shall be entitled to a matching contribution for 2005 under the 401(k) plan and (ii) shall be entitled to withdraw his personal funds from any of the Subsidiary's investment funds on terms no less favorable than the withdrawal terms applicable to any other investor in such funds.

     D. For the avoidance of doubt, as of and after the Termination Date, the Manager shall no longer accrue service credit or have contributions made, either by the Manager or on his behalf, under any employee benefit plan sponsored by the Companies in respect of periods commencing on and following the Termination Date, including without limitation any plan which is intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

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4.   RETURN OF COMPANY PROPERTY.

     The Manager shall return to the Companies, no later than the Termination Date, all home office equipment, and other physical equipment and property, if any, that belongs to any member of the Company Group and that is in the Manager's possession or under his control. In addition, within seven (7) days following the Effective Date, all telephone and other accounts (if any) being paid by the Companies on the Manager's behalf shall be terminated, and all company credit cards (if any) shall be returned to the Companies and canceled. To the extent any charges are made by the Manager using company accounts or credit cards after the Effective Date, such charges will be solely the Manager's responsibility.

5.   INDEMNIFICATION; D&O INSURANCE.

     For the avoidance of doubt, the provisions of Exhibit C of the Term Sheet shall survive the execution of this Agreement and shall continue in effect in accordance with the terms thereof.

6.   CONFIDENTIALITY.

     A. The Manager agrees that he will not at any time disclose any "trade secrets" or proprietary or commercially sensitive information of any member of the Company Group to any third party, and that nothing in this Agreement shall be interpreted as reducing any common law or statutory obligation of confidentiality that he may owe to any member of the Company Group.

     B. The Manager acknowledges and agrees that certain papers, notes and documents (in any medium including computer disks) made or compiled by him, or made available to him, in connection with, and during his employment by, the Companies may be the property of the Companies, especially to the extent that they contain "trade secrets" or proprietary or commercially sensitive information (such materials, to the extent they contain non-public information are called, collectively, "Documents"). The Manager agrees to return the originals and all copies of such Documents (other than those protected by privilege, the attorney work product doctrine, or the like) that are in his custody or control to the Companies within three (3) business days after the Effective Date, provided however, that (i) in the case of Documents residing on Manager's computer, Manager shall provide to the Companies copies of such Documents or a disk containing copies of such Documents and, thereafter, at the Companies' election, the Parties shall work together in good faith to ensure that appropriate measures are taken to ensure the confidentiality of any such Documents and (ii) legal advisors representing the Manager need not return to the Companies, and shall be entitled to retain, their files pertaining to services rendered for the Manager. The Companies will retain such Documents and provide a copy of them (except for Documents subject to a legal privilege belonging to one of the Companies) to the Manager within three (3) business days of receipt of a written request from the Manager in the event of the initiation of any litigation, proceeding or governmental investigation or action relating to the Manager's tenure at the Companies.

     C. Notwithstanding the foregoing, nothing in this Agreement or elsewhere shall prevent the Manager from retaining and utilizing: copies of benefits plans and programs in which the

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Manager retains an interest; other documents relating to the Manager's personal compensation, investments, benefits, tax obligations, and other obligations; his desk calendar, rolodex, and the like; office furnishings which are his property and personal correspondence files; and such other records and documents as may be approved by the Chief Executive Officer or General Counsel of BKF, such approval not to be unreasonably withheld. Neither shall anything in this Agreement or elsewhere be interpreted to prohibit or restrict any person from testifying, disclosing information, or making truthful statements, in each case as required by law, including pursuant to any court or government decree and/or subpoena and/or responding to any inquiry, or from providing testimony about this settlement or its underlying facts and circumstances to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any other self-regulatory organization, any other federal or state regulatory authority, or any other investigatory organization, or from testifying, disclosing information or making truthful statements in any arbitration, lawsuit, or governmental proceeding, or from disclosing information that is in the public domain, or from making any disclosure in confidence to such person's spouse or to an attorney or other professional for the purpose of obtaining professional advice.

     D. Notwithstanding the provisions of Section 5 of the Term Sheet, the Manager agrees that, without the Companies' express written approval, he will not at any time (i) write, be the source of or contribute to any articles, stories, books, screenplays or any other communication or publicity of any kind (written or otherwise) or deliver lectures in any way regarding confidential information of the Company Group or any of its officers, directors, employees and agents, or (ii) grant any interviews regarding confidential information of the Company Group or any of its officers, directors, employees and agents.

7.   NONDISPARAGEMENT; COMMUNICATION.

     A. Notwithstanding the provisions of Section 5 of the Term Sheet, the Manager agrees that he will not at any time knowingly defame, disparage or criticize any member of the Company Group or any of their products, services, finances, financial condition, capabilities or any other material aspect of any of their businesses, or any person whom the Manager then knows is a former or existing employee, manager, director or officer of any member of the Company Group in any medium to any person or entity (any person or entity that is a beneficiary of any protection set forth in this sentence being a "PROTECTED PERSON"). The Companies hereby agree to instruct their executives, and the members of their respective Boards of Directors, not to at any time defame, disparage, or criticize the Manager or the Manager's capabilities or integrity in any medium to any person or entity. In addition, the Companies agree that, upon reasonable request by the Manager, they will use their reasonable commercial efforts to cause any Protected Person specified by the Manager, who is at the time a current employee or director of the Companies, not to defame, disparage, or criticize the Manager or the Manager's capabilities or integrity in any medium to any person or entity. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Manager from responding fully and truthfully to any statement made or action taken by any Protected Person or any Protected Person from responding fully and

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truthfully to any statement made or action taken by the Manager. The restrictions in this Section 7.A shall terminate on the third anniversary of the Effective Date.

     B. The Companies and the Manager shall mutually agree as to the timing, content and other aspects of any press release or other written statement to be disseminated outside of the Companies concerning the termination of the Manager's employment by the Companies, provided, however, that any such press release or written statement shall reflect that the Manager's employment was terminated on a mutually amicable basis. The Manager shall be provided with an opportunity to review and comment upon (but not the right to approve) any Form 8-K, or the applicable portion of any Form 10-Q or other securities law filing relating to the termination of the Manager's employment and/or the subject matter of this Agreement, prior to the filing of such Form 8-K, 10-Q or other securities law filing with the Securities and Exchange Commission.

8.   COOPERATION.

     Notwithstanding the provisions of Section 5 of the Term Sheet, the Manager agrees to make himself available, at reasonable times and upon reasonable request by the Chief Executive Officer of the Subsidiary, to consult with the Company about disputes between the Companies and third parties, or about other matters pertinent to the Companies, in each case as to which the Manager has knowledge, subject in each case to such reasonable conditions as the Manager may reasonably establish. In return, the Companies agree to make their employees available, at reasonable times and upon reasonable request by the Manager, to consult with the Manager about disputes between the Manager and third parties, or about other matters pertinent to the Manager, in each case as to which such employees have knowledge, subject in each case to such reasonable conditions as the Companies may reasonably establish. The Companies also will cooperate to facilitate the Manager's transfer of any assets in personal accounts currently in the custody of any member of the Company Group to any other institution of Manager's choosing, provided that no securities (other than U.S. Government paper) will be transferred from such accounts until after the Termination Date. For purposes of the preceding sentence, Manager may communicate with Sharon Sheinfeld and Stacy Molnar at any time.

9.   ACKNOWLEDGMENT AND RELEASE

     A. In consideration of the Companies' execution of this Agreement, the Manager, for and on behalf of himself and his heirs and assigns (the "MANAGER RELEASORS"), hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out, of or relating in any way to, the Manager's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity (collectively, "CLAIMS"), OTHER THAN Claims arising out of or preserved by this Agreement, which the Manager may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "COMPANY RELEASEES"), including, without limitation, any such Claim that constitutes a complaint, charge or cause of action arising out of

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his employment with the Company Group under the Age Discrimination in Employment
Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the New York State Human Rights Law, all as amended; and all other federal, state and local statutes, ordinances and regulations.

     B. In consideration of the Manager's execution of the Agreement, the Companies, for and on behalf of each of the Company Releasees, hereby waive and release any Claims, OTHER THAN (x) Claims arising under or preserved by this Agreement, and (y) Claims that are based on willful misconduct by the Manager, unless the material facts of which were known (or should have been known) on or before the Effective Date by the current Chief Executive Officer, Chief Financial Officer or General Counsel of BKF, or by any member of the Board of Directors of either of the Companies, which any Company Releasee may now have, or ever has had, against any Manager Releasor.

     C. The Manager and the Companies each acknowledge that they have not filed any complaint, charge, claim or proceeding against any of the Company Releasees or the Manager Releasors, respectively, before any local, state or federal agency, court or other body relating to the Manager's employment or the termination thereof (each individually a "Proceeding").

     D. Each Party (i) covenants that he/it will not initiate, or cause to be initiated on his/its behalf any Proceeding, and will not participate in any Proceeding, in each case with respect to any Claim released under Sections 9.A or 9.B (collectively, "RELEASED CLAIMS"), except as required by law; and (ii) waives any right he/it may have to benefit in any manner from any relief (whether monetary or otherwise) attributable to any Released Claim and arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). In the event that any Manager Releasor brings any Released Claim against any Company Releasee, (i) the Manager shall fully and promptly indemnify such Company Releasee against any and all loss, liability, judgment, cost or expense resulting therefrom, including without limitation prompt payment of all attorneys' fees incurred in connection therewith, and (ii) the Companies' obligations under Section 7.A of this Agreement shall automatically terminate. In the event that any Company Releasee brings any Released Claim against any Manager Releasor, (i) the Companies shall fully and promptly indemnify such Manager Releasee against any and all loss, liability, judgment, cost or expense resulting therefrom, including without limitation prompt payment of all attorneys' fees incurred in connection therewith, and (ii) the Manager's obligations under Section 7.A of this Agreement shall automatically terminate.

     E. Notwithstanding the above, nothing in this Section 9 shall prevent the Manager from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Companies before any local, state or federal agency, court or other body challenging

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the validity of the waiver of his claims under ADEA contained in Section 9 of the Agreement (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA.

     F. The Manager acknowledges that he has been given twenty-one (21) days from the date of receipt of the Agreement to consider all the provisions of the Agreement and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period. THE MANAGER FURTHER ACKNOWLEDGES THAT HE HAS READ THE AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANIES TO CONSULT AN ATTORNEY AND HAS CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT ANY RELEASED CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED IN THIS
SECTION 9 AND THE OTHER PROVISIONS HEREOF. THE MANAGER ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THE AGREEMENT AND THE MANAGER AGREES TO ALL OF ITS TERMS VOLUNTARILY.

     G. The Manager shall have seven days from the date of his execution of the Agreement to revoke the release given under this Section 9 with respect to any and all claims arising under ADEA (but no other portion of Section 9 or any other provision of the Agreement). If the Manager revokes the release of ADEA claims as described in the preceding sentence, the Companies shall not be required to provide the Manager with the payment described in Section 3.B. of the Agreement.

10.  INJUNCTIVE RELIEF

     Each Party acknowledges and agrees that the remedy at law available for breach of his/its obligations under Sections 6.A, 6.D 7.A and 8 of this Agreement could be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies which any other Party may have at law, in equity or under this Agreement with respect to a violation of Section 6.A, 6.D 7.A or 8 by any Party, upon adequate proof of such a violation by a Party, the other Party shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage and without the requirement of posting a bond, from any court with jurisdiction over the Parties and the matter.

11.  MISCELLANEOUS.

     A. NOTICES. All notices required or permitted by this Agreement to be given to any party shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, or by Federal Express or similar overnight service, prepaid recorded delivery, addressed as follows:

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               If to the Manager:

               Henry Levin
               930 Fifth Avenue - No. 9H
               New York, New York  10021

               with copies to:

               Morrison Cohen, LLP
               909 Third Avenue
               New York, NY 10022
               Attn:    Robert M. Sedgwick

               and

               Bouchard Margules & Friedlander, P.A.
               222 Delaware Avenue, Suite 1400
               Wilmington, DE 19801
               Attn:    Andre G. Bouchard

               If to the Companies:

               BKF Capital Group, Inc.
               One Rockefeller Plaza, 19th Floor
               New York, New York 10020
               Attention:  General Counsel

               with copies to:

               Levin Management Co., Inc.
               One Rockefeller Plaza, 25th Floor
               New York, New York 10020
               Attention:  General Counsel

               and

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6064
               Attention:  Michael J. Segal

          and shall be deemed to have been duly given when so delivered personally or, if mailed or sent by overnight courier, upon delivery; provided, that, a refusal by a party to accept delivery shall be deemed to constitute receipt.

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     B.   TAXES. Each Party shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, by such Party in connection with payments and benefits to which it is entitled under this Agreement or otherwise. Notwithstanding any other provision of this Agreement or the Compensation Agreement, the Companies may withhold from amounts payable under this Agreement, or the Compensation Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations with respect to any amounts payable, or benefits provided, to the Manager thereunder at the minimum applicable statutory rate, and report on any applicable federal, state, local or foreign tax reporting form any income to the Manager resulting from such amounts or benefits.

     C. SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

     D. NON-ADMISSION. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Manager or on the part of the Companies.

     E. NO MITIGATION. The Manager shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement or the Compensation Agreement by seeking other employment and, to the extent that the Manager obtains or undertakes other employment, the payment will not be reduced by the earnings of the Manager from the other employment.

     F. MISCELLANEOUS. All disputes between the Parties shall be resolved in AAA Arbitration conducted in Manhattan. All expenses (including attorney's fees) shall be promptly advanced to the Manager, subject to repayment to the extent the Manager does not substantially prevail. Only a successor to all, or substantially all, of the business and assets of a Company may succeed to the rights of such Company under this Agreement. In the event of the Manager's death, or a judicial determination of his incompetence, references in this Agreement to Manager shall be deemed, as appropriate, to refer to Manager's beneficiaries, estate, executor(s), or other legal representative(s). Each of the Companies guarantees prompt performance by the other Company of such other Company's obligations to Manager. The Companies represent that they are collectively authorized, by action of their Boards and of any other person or entity whose authorization is required, to enter into this Agreement on their own behalf and on behalf of each member of the Company Group. New York law governs this Agreement, without regard to choice-of-law principles. No provision of this Agreement may be amended, nor may any breach of any provisions of this Agreement be waived, other than by a writing signed by the waiving party (in the case of a waiver) or all of the Parties (in the case of an amendment).

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     G.   COUNTERPARTS. This Agreement may be executed by one or more of the
Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each Party hereto confirms that any facsimile copy of such party's executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.


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     IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first written above.

                                      BKF CAPITAL GROUP, INC.


                                      /s/ Norris Nissim
                                      ---------------------------------
                                      Name:  Norris Nissim
                                      Title: Vice President and General Counsel



                                      LEVIN MANAGEMENT CO., INC.


                                      /s/ Norris Nissim
                                      ---------------------------------
                                      Name:  Norris Nissim
                                      Title: Vice President and General Counsel



                                      MANAGER


                                      /s/ Henry Levin
                                      ---------------------------------
                                      Henry Levin



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